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                          SHAREHOLDER VOTING AGREEMENT               EXHIBIT 7.6

                  This Shareholder Voting Agreement (the "Agreement") is entered into as of February 21, 2000, between the undersigned Mark K. Leavitt, a shareholder (the "Shareholder") of MedicaLogic Inc., an Oregon corporation ("MedicaLogic"), and Medscape, Inc., a Delaware corporation ("Medscape").

                  A. Contemporaneously with the execution and delivery of this Agreement, Medscape, MedicaLogic and a wholly owned Delaware subsidiary of MedicaLogic ("Merger Corp."), are entering into an Agreement of Reorganization and Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Corp. will merge with and into Medscape (the "Merger"), upon the terms and conditions set forth therein. Capitalized terms used in this Agreement but not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.

                  B. The Shareholder desires that the Merger occur and that Medscape and Merger Corp. combine, as set forth in the Merger Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Representations of Shareholder.

                           1.1 The Shareholder represents that the Shareholder is the holder of the number of shares of the capital stock of MedicaLogic set forth on the signature page to this Agreement ("Shares") free and clear of all Liens.

                           1.2 The Shareholder represents that the Shareholder does not beneficially or of record own (as such term is defined in the Exchange Act) (a) any shares of the capital stock of MedicaLogic or (b) any rights to acquire any shares of the capital stock of MedicaLogic, other than the Shareholder's Shares, but excluding any shares of the capital stock of MedicaLogic which the Shareholder has the right to obtain upon the exercise of stock options outstanding on the date hereof.

                           1.3 The Shareholder represents that the Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms,
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         subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies.

                           1.4 The Shareholder represents that the execution and delivery of this Agreement by the Shareholder do not, and the performance of this Agreement by the Shareholder will not: (a) conflict with or violate any order applicable to the Shareholder or by which the Shareholder or any of the Shareholder's properties or Shares is bound or affected; or (b) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, encumbrance or security interest in or to any of the Shares pursuant to any written, oral or other agreement, contract or legally binding commitment to which the Shareholder is a party or by which the Shareholder or any of the Shareholder's properties (including but not limited to the Shares) is bound or affected.

                  2. Agreement to Vote Shares; Proxy; Waiver.

                           2.1 Voting. The Shareholder agrees that at any meeting of the shareholders of MedicaLogic, however called, and in any action taken by written consent of shareholders of MedicaLogic without a meeting, the Shareholder shall vote the Shareholder's Shares and any New Shares (as defined in Section 6 hereof), and shall cause any holder of record of the Shareholder's Shares or New Shares to vote (a) to approve the issuance of MedicaLogic Common Stock in the Merger, (b) to approve any action required in furtherance thereof and (c) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of MedicaLogic in the Merger Agreement or that would preclude fulfillment of a condition under the Merger Agreement to MedicaLogic's obligation to consummate the Merger.

                           2.2 Proxy. Contemporaneously with the execution of this Agreement, the Shareholder agrees to deliver to Medscape a proxy substantially in the form attached hereto as Exhibit A, which proxy shall be irrevocable to the fullest extent permitted by law (except that such proxy shall be deemed automatically revoked upon a termination of this Agreement in accordance with Section 12.4), with the total number of the Shareholder's Shares and any New Shares correctly indicated thereon.

                           2.3 Waiver.

                                    (a) The Shareholder hereby agrees not to
                  exercise any rights of appraisal and any dissenters' rights that the Shareholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

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                                    (b) The Shareholder hereby waives any rights
                  of first refusal, rights of co-sale, registration rights, preemptive rights, rights of redemption or repurchase, rights to notice and similar rights of the Shareholder under any agreement, arrangement or understanding applicable to the Shares or New Shares, in each case only as the same may apply to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement. The Shareholder agrees to take such actions, and execute and deliver such agreements and documents, as may reasonably be requested by Medscape in order to effect, confirm or evidence the foregoing waivers.

                  3. No Voting Trusts. After the date hereof, the Shareholder agrees that the Shareholder will not, nor will the Shareholder permit any entity under the Shareholder's control to, deposit any of the Shareholder's Shares in a voting trust or subject any of the Shareholder's Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with Medscape.

                  4. No Proxy Solicitations. The Shareholder agrees that the Shareholder will not, nor will the Shareholder permit any entity under the Shareholder's control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange
Act) in opposition to or competition with the consummation of the Merger, (b) subject to Section 10, directly or indirectly solicit, encourage, initiate or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Transaction (as defined in the Merger Agreement) or engage in any negotiation concerning, or provide any confidential information or data to, or have any discussions with any person relating to, an Acquisition Transaction proposal, (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of MedicaLogic for the purpose of opposing or competing with the consummation of the Merger, or (d) take any action which would prevent, burden or materially delay the consummation of the transactions contemplated by this Agreement.

                  5. [Reserved]

                  6. Additional Purchases. During the period commencing on February 21, 2000 and ending after the earlier of (a) the effective date of the Merger or (b) the date this Agreement shall be terminated in accordance with its terms, the Shareholder agrees that the Shareholder will not (i) purchase or otherwise acquire, including without limitation by the exercise of options, beneficial ownership of any shares of the capital stock of MedicaLogic after the execution of this Agreement ("New Shares"), or (ii) voluntarily acquire the right to vote or share in the voting of any shares of the capital stock of MedicaLogic other than the Shares, unless the Shareholder agrees to deliver to Medscape immediately after such purchase or acquisition a proxy substantially in the form attached hereto as Exhibit A with respect to such New Shares,

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which proxy shall be irrevocable to the fullest extent permitted by law (except that such proxy shall be deemed automatically revoked upon a termination of this Agreement in accordance with Section 12.4). The Shareholder also agrees that any New Shares acquired or purchased by him shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

                  7. Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

                  8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

                  9. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

                  10. Shareholder Capacity. The execution of this Agreement by Shareholder shall be solely in the Shareholder's capacity as the beneficial owner of the Shares held by Shareholder, and Shareholder makes no agreement or understanding herein in the Shareholder's capacity, if any, as a director or officer of MedicaLogic.

                  11. Spousal Interests in Shares. To the extent that any of Shareholder's Shares constitute the community property of Shareholder and the Shareholder's spouse, if applicable, Shareholder shall obtain the spouse's acknowledgment of and consent to the existence and binding effect of this Agreement, by executing a spousal consent in the form attached hereto as Exhibit B, and incorporated into this Agreement by reference.

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                  12. Miscellaneous.

                           12.1 This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Oregon.

                           12.2 If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

                           12.3 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                           12.4 This Agreement shall terminate upon the earliest to occur of (i) the consummation of the Merger or (ii) termination of the Merger Agreement (the "Expiration Date").

                           12.5 All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                           12.6 The obligations of the Shareholder set forth in this Agreement shall not be effective or binding upon him until after such time as the Merger Agreement is executed and delivered by MedicaLogic, Medscape and Merger Corp. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first written above.

MEDSCAPE, INC.:

                                            By:       /s/ Paul. T Sheils
                                                --------------------------------
                                            Name:  Paul. T Sheils
                                            Title: CEO

SHAREHOLDER:

                                            By:       / s/ Mark K. Leavitt
                                                --------------------------------
                                            Name:   Mark K. Leavitt
                                            Title:

                                                 Address:  _____________________
                                                           _____________________
                                                           _____________________
                                                 Telecopy: _____________________


                                            Number of Shares of Common Stock
                                            owned by the Shareholder as of the
                                            date of this Agreement:

                                            1, 177,501

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                                                                       EXHIBIT A

                                  FORM OF PROXY

                  In connection with the Shareholder Voting Agreement (the "Voting Agreement"), dated as of February 21, 2000, among the undersigned and Medscape, Inc., a Delaware corporation ("Medscape"), the undersigned, for consideration received, hereby appoints Paul T. Sheils, President and Chief Executive Officer of Medscape, the Shareholder's proxy, with power of substitution, to vote all shares of capital stock of MedicaLogic Inc. ("MedicaLogic") owned by the undersigned at any time until the Expiration Date (as defined in the Voting Agreement), FOR the (a) approval of the issuance of MedicaLogic Common Stock (as defined in the Merger Agreement, dated as of February 21, 2000, among Medscape, MedicaLogic and a wholly owned Delaware subsidiary of MedicaLogic (the "Merger Agreement")) and (b) approval of any action required in furtherance thereof, and AGAINST any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of MedicaLogic in the Merger Agreement or that would preclude fulfillment of a condition under the Merger Agreement to MedicaLogic's obligation to consummate the Merger.

Dated: February 21, 2000

SHAREHOLDER:

                                            By:    /s/ Mark K. Leavitt
                                                --------------------------------
                                            Name:  Mark K. Leavitt
                                            Title:

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                                                                       EXHIBIT B

                             FORM OF SPOUSAL CONSENT

                  I, the spouse of ___________________, have read and hereby approve the foregoing Agreement. I hereby agree to be irrevocably bound by the Agreement and further agree that any community interest shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Dated: _________, 2000                               _____________________


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